For Immediate Release

Prologis Reports Third Quarter 2018 Earnings Results

SAN FRANCISCO (October 16, 2018) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the third quarter of 2018.

Net earnings per diluted share was $0.60 compared with $1.63 for the third quarter of 2017. The prior period included $585 million or $1.08 per diluted share of higher gains on dispositions. Core funds from operations* per diluted share was $0.72 compared with $0.67 for the same period in 2017.

“Demand for well-located logistics real estate is strong, with customers prioritizing proximity to consumers to offset supply chain costs such as labor and transportation," said Hamid R. Moghadam, chairman and CEO, Prologis. “Market rent growth in Europe continued to accelerate, and we believe it may surpass that of the U.S. in 2019.”

Moghadam added, “The integration of the DCT Industrial acquisition on August 22 is complete. We’ve hit the expected run rate of $80 million per year of immediate savings and the team is now focused on realizing the revenue and platform synergies associated with this transaction.”

OPERATING RESULTS STRONG ACROSS THE BOARD

Owned & Managed	3Q18	3Q17	Notes
Period End Occupancy	97.5%	96.3%	Europe at 98.0%
Leases Commenced	37 MSF	36 MSF	Development leasing vol. totaled ~5 MSF

Prologis Share	3Q18	3Q17	Notes
Net Effective Rent Change	22.6%	20.5%	Led by U.S. at 30.4%
Cash Rent Change	11.6%	8.1%	Led by U.S. at 16.7%
Cash Same Store NOI*	5.9%	5.4%	Led by U.S. at 7.1%

PROFITABLE CAPITAL RECYCLING

Prologis Share	3Q18
Building Acquisitions	$86M1
Weighted avg stabilized cap rate	5.0%
Development Stabilizations	$290M
Estimated weighted avg yield	6.7%
Estimated weighted avg margin	35.9%
Estimated value creation	$104M
Development Starts	$388M
Estimated weighted avg margin	17.3%
Estimated value creation	$67M
% Build-to-suit	34.8%
Total Dispositions and Contributions	$462M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.9%

1. Excludes the acquisition of DCT Industrial Trust

ACCESS TO GLOBAL CAPITAL MARKETS

As previously announced, Prologis issued approximately $1.3 billion of yen- and euro-denominated bonds during the quarter. The company has reduced its weighted average interest rate to 2.7 percent and extended its weighted average remaining term to 6.3 years.

The company ended the third quarter with leverage of 22.5 percent on a market capitalization basis, debt-to-adjusted EBITDA* of 4.4x and $3.5 billion of liquidity.

GUIDANCE RANGE NARROWED FOR 2018

“Our cash same store NOI results are in line with our sector-leading guidance,” said Thomas S. Olinger, chief financial officer, Prologis. “At the midpoint of our 2018 guidance, our annual Core FFO* growth will have averaged more than 9 percent, excluding promotes, and more than 8 percent with promotes over the last two years. Looking ahead, we remain well-positioned to deliver superior growth given the rental upside embedded in our portfolio and our ability to create value from the build-out of our land bank.”

2018 GUIDANCE (UPDATES TO PRIOR GUIDANCE ONLY)

Earnings (per diluted share)PreviousRevised

Net Earnings	$2.67 to $2.73	$2.68 to $2.72
Core FFO*	$3.00 to $3.04	$3.01 to $3.03

Other Assumptions (in millions)PreviousRevised

Strategic capital revenue, excl promote revenue	$270 to $280	$280 to $285
Net promote income	$68 to $78	$74 to $79
General & administrative expenses	$227 to $237	$235 to $240

Prologis Share Capital Deployment (in millions)Previous      Revised

Development stabilizations	$1,800 to 2,000	$1,900 to 2,100

Development starts	$2,300 to $2,600	$2,400 to $2,600
Building acquisitions	$300 to $500	$300 to $400
Building and land dispositions	$1,400 to $1,700	$1,400 to $1,600
Building contributions	$1,500 to $1,800	$1,600 to $1,800
Net Proceeds / (Uses)	$300 to $400	$300 to $400

The earnings guidance described above includes potential future gains recognized from real estate transactions but excludes any future foreign currency or derivative gains or losses as these items are difficult to predict. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2018 relates predominantly to these items. Please refer to our third quarter Supplemental Information, which is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

▪	Tuesday, October 16, 2018, at 12 p.m. U.S. Eastern time.
▪	Live webcast at http://ir.prologis.com by clicking Investors>Investor Events and Presentations.

▪	Dial in: +1 (877) 209-4258 (toll-free from the United States and Canada) or +1 (647) 689-5198 (from all other countries) and enter Passcode 1967798.

A telephonic replay will be available October 16-23 at +1 (800) 585-8367 (from the United States and Canada) or +1 (416) 621-4642 (from all other countries) using conference code 1967798. The webcast replay will be posted when available in the Investor Relations "Events & Presentations" section.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of September 30, 2018, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 771 million square feet (72 million square meters) in 19 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,500 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document.

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Melissa Sachs, Tel: +1 415 733 9597, msachs@prologis.com, San Francisco